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                                                                    Exhibit 5.1



                         SHAPO, FREEDMAN & BLOOM, P.A.
                               COUNSELLORS AT LAW

                          FIRST UNION FINANCIAL CENTER

                                   SUITE 4750

                         200 SOUTH BISCAYNE BOULEVARD

                              MIAMI, FLORIDA 33131


                               -----------------
                                                                  FACSIMILE NO.
MARITZA GONZALEZ                    (305)358-4440                (305) 358-0521


                                 March 11, 1998

Jet Aviation Trading, Inc.
15675 N.W. 15 Avenue
Miami, Florida  33169

Re: Jet Aviation Trading, Inc. (the "Company") Registration Statement on Form SB-2 (the "Registration Statement") Covering the Proposed Offering of an Aggregate of 2,969,000 Shares of Common Stock, $.001 Par Value by Certain Selling Security Holders

Gentlemen:

         We have acted as counsel for the Company in connection with the preparation of the Registration Statement relating to the proposed offering of the Common Stock by certain selling security holders.

         As such, we are familiar with the Registration Statement relating to the offering and the preliminary prospectus included therein (the "Prospectus"). We have examined a copy of the Certificate of Incorporation (as amended) and By-Laws of the Company (as amended) and such other documents and corporate records as we deem necessary or appropriate for the purpose of this opinion.

         On the basis of the foregoing, we are of the opinion that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Florida and has authorized and issued capital stock as set forth in the Prospectus.

                  (ii) All of the Common Stock to be sold by the Selling Security Holders in the offering have been duly and validly authorized and are either fully paid and nonassessable, or when issued pursuant to the exercise of the Warrants, will be fully paid and nonassessable.


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SHAPO, FREEDMAN & BLOOM, P.A.
    COUNSELLORS AT LAW


Jet Aviation Trading, Inc.
March 11, 1998
Page Two
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         The undersigned consents to being named in the above referenced
Registration Statement as counsel for the Company and in the Prospectus as acting for such Company as to legal matters in connection with the sale of the Common Stock covered by the Registration Statement and further consents to the filing of this opinion as an exhibit to the Registration Statement.



                                                SHAPO, FREEDMAN & BLOOM, P..A.



                                                By: /s/ Leonard H. Bloom
                                                   ----------------------------
                                                        LEONARD H. BLOOM